CSE: LCU | OTCQB: LCGMD

Lion Copper Restructures Convertible Debentures

October 12, 2026, Yerington, Nevada - Lion Copper Corp. (the "Company") (CSE: LCU) (OTCQB: LCGMD) announces that it has agreed to restructure its previously issued secured convertible debentures in the principal amount of US$2,700,000 bearing interest at a rate of 12% per annum and maturing on November 6, 2026 (the "Debentures").  The restructuring of the Debentures will result in all accrued interest being paid as at November 6, 2026, and the maturity date of the restructured Debentures being May 6, 2027. Interest on the restructured Debentures will remain payable in cash or common shares of the Company, as determined by the Company, as at the extended maturity date.

As consideration for the agreement of the Debenture holders to the restructuring the Company will issue an aggregate of 518,135 common share purchase warrants of the Company (the "Warrants") to the holders of the Debentures. Each Warrant will entitle the holder thereof to purchase one common share of the Company (a "Share") at an exercise price of US$4.17 per Share until November 6, 2031.

The Debentures were originally issued on November 6, 2025 and are convertible into common shares of the Company at the rate of US$2.6055 per share.

The Warrants and underlying Shares are subject to a statutory hold period of four months in accordance with applicable Canadian securities legislation. The securities are also subject to restrictions on resale under Rule 144 under US Securities laws.

Completion of the transactions contemplated herein is subject to completion of filings required by the Canadian Securities Exchange.

The securities offered have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements. This news release does not constitute an offer to sell or the solicitation of any offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such province, state or jurisdiction.

About Lion Copper Corp.

Lion Copper Corp. is advancing its flagship copper project in Yerington, Nevada through an earn-in agreement with Nuton LLC, a Rio Tinto venture.

Further information can be found at www.lioncg.com.

On behalf of the Board of Directors

John Banning
Chief Executive Officer & Director

NEWS RELEASE

For more information please contact:

Email: info@lioncg.com

Website: www.lioncg.com

Neither the Canadian Securities Exchange nor its Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, that address events or developments that the Company expects to occur, are forward-looking statements. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made. Except as required by applicable securities laws, the Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.

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